Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “QUALITY GOLD HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2022, AT 11:20 O`CLOCK A.M.

7062856 8100 SR# 20223675781	Authentication: 204535041 Date: 10-03-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is Quality Gold Holdings, Inc.

2.	The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this corporation may be served is National Registered Agents, Inc.

3.	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time (the “DGCL”).

4.	The total amount of stock this corporation is authorized to issue is One Thousand Common shares (1,000) with a par value of $0.0001 per share.

5.	The name and mailing address of the incorporator are as follows:

Patricia M. Plavko

c/o Frost Brown Todd LLC

9277 Centre Pointe Drive, Suite 300

West Chester, OH 45069.

6.	As permitted under Section 102(b)(7) of the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

/s/ Patricia M. Plavko
Patricia M. Plavko, Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:20 AM 10/03/2022 FILED 11:20 AM 10/03/2022 SR 20223675781 - File Number 7062856